UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 5, 2008

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 5, 2008, VIVUS, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the investors set forth on Exhibit A thereto in connection with a registered direct offering of the Company’s Common Stock. Pursuant to the terms of the Purchase Agreement, the Company sold and issued a total of 8,365,508 shares of its Common Stock at a price of $7.77 per share for a total of $65 million. All of the shares of Common Stock were offered pursuant to an effective Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 5, 2008 and which was declared effective on May 24, 2008.

The above description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of August 5, 2008.
99.1	Press release, dated August 5, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Timothy E. Morris
Timothy E. Morris Vice President and Chief Financial Officer

Date:  August 5, 2008

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of August 5, 2008
99.1	Press release, dated August 5, 2008.